Exhibit 10.2

Execution Version

BIOSCRIP, INC.

Director NOMINATION Agreement

THIS Director NOMINATION Agreement (this “Agreement”) is made and entered into as of August 6, 2019 by and among BioScrip, Inc., a Delaware corporation (the “Company”), and HC Group Holdings I, LLC, a Delaware limited liability company (“Investor”). This Agreement will become effective (the “Effective Date”) only upon the issuance of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at the First Merger Effective Time, as such term is defined under that certain Agreement and Plan of Merger, dated as of March 14, 2019, by and among the Company, Investor, HC Group Holdings II, Inc., a Delaware corporation, HC Group Holdings III, Inc., a Delaware corporation, Beta Sub, Inc., a Delaware corporation and Beta Sub, LLC, a Delaware corporation (as amended or modified, the “Merger Agreement”).

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties to this Agreement agrees as follows:

1.           Board Nomination Rights.

(a)          From the Effective Date until the date that Investor and its Affiliates (as defined below) cease to Beneficially Own shares of Common Stock representing at least 10% of the total voting power of the then outstanding Common Stock, at every meeting (“Election Meeting”) of the board of directors of the Company (the “Board”), or a committee thereof, for which directors of the Company are appointed by the Board or are nominated to stand for election by stockholders of the Company, Investor shall have the right to nominate for election to the Board, or appoint to fill a vacancy on the Board, as applicable, in each case in accordance with the Company’s Amended and Restated Bylaws (the “Bylaws”), a number of representatives equal to the product obtained by multiplying (a) the percentage of the total voting power of the then outstanding Common Stock then Beneficially Owned by Investor and its Affiliates (the “Investor Voting Control”) and (b) the authorized number of directors on the Board, including any vacancies, with such product rounded up to the nearest whole number in all cases (such persons, the “Nominees”). Notwithstanding the foregoing, the number of Nominees at the Effective Date shall be eight, nothing in this Agreement shall be deemed to modify Section 1.6 of the Merger Agreement and in the event of a conflict between the provision of this Agreement and the Merger Agreement, the Merger Agreement shall control. “Beneficially Own” shall have the meaning set forth in Section 13d-3 of the Securities Exchange Act of 1934, as amended. “Affiliate” of any person shall mean any other person controlled by, controlling or under common control with such person; where “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, by contract or otherwise).

(b)          No reduction in the number of shares of Common Stock over which Investor retains voting control shall shorten the term of any incumbent director. At the Effective Date, pursuant to the Merger Agreement, the Board shall be comprised of 10 members and the initial Nominees shall be Timothy Sullivan, Elizabeth Q. Betten, Nitan Sahney, Harry M. Jansen Kraemer, Jr., John J. Arlotta, John Rademacher, Mark Vainisi and Alan Nielsen.

(c)          In the event that any Nominee shall cease to serve as a director prior to the end of a term for which it has been duly elected because of such Nominee’s removal, death, disability, disqualification or resignation from the Board, Investor shall be entitled to promptly designate such person’s successor in accordance with this Agreement (regardless of the level of Investor Voting Control at the time of such designation, unless the Investor Voting Control at such time is less than 10% of the total voting power of the then outstanding Common Stock, in which case the Investor shall have no right to designate a replacement Nominee) and the Board shall use reasonable best efforts to promptly fill the vacancy with such successor Nominee; it being understood that any such designee shall serve the remainder of the term of the director whom such designee replaces.

(d)          If a Nominee withdraws as a nominee prior to an Election Meeting or is otherwise unable to stand for election for any other reason (whether by reason of such person’s death, disability, disqualification or otherwise), Investor shall be entitled to designate promptly a replacement Nominee prior to such Election Meeting.

(e)          If the size of the Board is expanded, Investor shall be entitled to nominate a number of Nominees to fill the newly created vacancies such that the total number of Nominees serving on the Board following such expansion will be equal to that number of Nominees that Investor would be entitled to nominate in accordance with Section 1(a) if such expansion occurred immediately prior to an Election Meeting, and the Board shall appoint such Nominees to the Board.

(f)           The Company shall use its reasonable best efforts to maintain in effect at all times directors and officers indemnity insurance coverage on customary and reasonable terms, and the Company’s Amended and Restated Certificate of Incorporation and Bylaws (each as may be further amended, supplemented or waived in accordance with its terms) shall at all times provide for indemnification, exculpation and advancement of expenses to the fullest extent permitted under applicable law.

(g)          At such time as the Company ceases to be a “controlled company” and is required by applicable law or the Nasdaq Stock Market (the “Exchange”) listing standards to have a majority of the Board comprised of “independent directors” (subject in each case to any applicable phase-in periods), Investor’s Nominees shall include a number of persons that qualify as “independent directors” under applicable law and the Nasdaq Stock Market (the “Exchange”) listing standards such that, together with any other “independent directors” then serving on the Board that are not Nominees, the Board is comprised of a majority of “independent directors”; provided, however, that nothing in this Section 1(g) shall require the Company to cause John C. Rademacher (or his successor as Chief Executive Officer) to resign from the Board and/or prevent the Company from nominating John C. Rademacher or the then current Chief Executive Officer for re-election to the Board after the Company ceases to qualify as a “controlled company” under the rules of the Exchange if serving as Chief Executive Officer at such time.

2

2.          Company Obligations. The Company agrees to use its reasonable best efforts to ensure that prior to the date that Investor and its Affiliates cease to Beneficially Own shares of Common Stock representing at least 10% of the total voting power of the then outstanding Common Stock, (i) each Nominee is included in the Board’s slate of nominees to the stockholders (the “Board’s Slate”) for each election of directors; and (ii) each Nominee designated by Investor in accordance with this Agreement is included in the proxy statement prepared by management of the Company in connection with soliciting proxies for every Election Meeting (each, a “Director Election Proxy Statement”), and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company or the Board with respect to the election of members of the Board. The calculation of the number of Nominees that Investor is entitled to nominate to the Board’s Slate for any election of directors shall be based on the Investor Voting Control immediately prior to the mailing to shareholders of the Director Election Proxy Statement relating to such election (or, if earlier, the filing of the definitive Director Election Proxy Statement with the U.S. Securities and Exchange Commission). Unless Investor notifies the Company otherwise prior to the mailing to shareholders of the Director Election Proxy Statement relating to an election of directors, the Nominees for such election shall be presumed to be the same Nominees currently serving on the Board, and no further action shall be required of Investor for the Board to include such Nominees on the Board’s Slate; provided, that, in the event Investor is no longer entitled to nominate the full number of Nominees then serving on the Board, Investor shall provide advance written notice to the Company, of which currently servicing Nominee(s) shall be excluded from the Board Slate, and of any other changes to the list of Nominees. If Investor fails to provide such notice prior to the mailing to shareholders of the Director Election Proxy Statement relating to such election (or, if earlier, the filing of the definitive Director Election Proxy Statement with the U.S. Securities and Exchange Commission), a majority of the independent directors then serving on the Board shall determine which of the Nominees of the Investor then serving on the Board will be included in the Board’s Slate. Furthermore, the Company agrees for so long as the Company qualifies as a “controlled company” under the rules of the Exchange the Company will elect to be a “controlled company” for purposes of the Exchange and will disclose in its annual meeting proxy statement that it is a “controlled company” and the basis for that determination. The Company and Investor acknowledge and agree that, as of the Effective Date, the Company will be a “controlled company.”

3.          Committees. From and after the Effective Date hereof until such time as Investor and its Affiliates cease to Beneficially Own shares of Common Stock representing at least 10% of the total voting power of the then outstanding Common Stock, Investor shall have the right to designate a number of members of each committee of the Board equal to the product obtained by multiplying (a) the Investor Voting Control and (b) the number of positions, including any vacancies, on the applicable committee with such product rounded up to the nearest whole number, provided that any such designee shall be a director and shall be eligible to serve on the applicable committee under applicable law or listing standards of the Exchange, including any applicable independence requirements (subject in each case to any applicable exceptions for “controlled companies”). Any additional members shall be determined by the Board. Nominees designated to serve on a Board committee shall have the right to remain on such committee until the next election of directors, regardless of the level of Investor Voting Control following such designation. Unless Investor notifies the Company otherwise prior to the time the Board takes action to change the composition of a Board committee, and to the extent Investor has the requisite Investor Voting Control to nominate a Board committee member at the time the Board takes action to change the composition of any such Board committee, any Nominee currently designated by the Investor to serve on a committee shall be presumed to be re-designated for such committee.

3

4.          Obligations of Investor. As a condition to any Nominee’s nomination for election or designation to fill a vacancy as a director of the Company hereunder, Investor shall (or shall cause the Nominee) promptly upon the request of the Company from time to time and on or prior to the date specified by the Company in such request, provide to the Company (i) such information as is required to be disclosed in a Director Election Proxy Statement under applicable law, (ii) an executed consent from the Nominee to be named as a nominee in the Company’s Director Election Proxy Statement for the applicable stockholder meeting and to serve as a director if so elected, and (iii) such other information as the Company may reasonably and customarily request.

5.          Amendment and Waiver. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the Company and Investor, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Investor shall not be obligated to nominate all (or any) of the Nominees it is entitled to nominate pursuant to this Agreement for any election of directors but the failure to do so shall not constitute a waiver of its rights hereunder with respect to future elections; provided, however, that in the event Investor fails to nominate all (or any) of the Nominees it is entitled to nominate pursuant to this Agreement prior to the mailing to shareholders of the Director Election Proxy Statement relating to such election (or, if earlier, the filing of the definitive Director Election Proxy Statement with the U.S. Securities and Exchange Commission), the Governance, Compliance and Nominating Committee of the Board shall be entitled to nominate individuals in lieu of such Nominees for inclusion in the Board’s Slate and the applicable Director Election Proxy Statement with respect to the election for which such failure occurred and Investor shall be deemed to have waived its rights hereunder with respect to such election. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

6.         Termination. This Agreement shall terminate automatically on the date that Investor and its Affiliates, collectively, cease to Beneficially Own shares of Common Stock representing at least 10% of the total voting power of the then outstanding Common Stock.

7.          Benefit of Parties. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. Notwithstanding the foregoing, the Company may not assign any of its rights or obligations hereunder without the prior written consent of Investor. Nothing herein contained shall confer or is intended to confer on any third party or entity that is not a party to this Agreement any rights under this Agreement.

4

8.          Headings. Headings are for ease of reference only and shall not form a part of this Agreement.

9.          Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware without giving effect to the principles of conflicts of laws thereof.

10.         Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement may be brought against any of the parties in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby consents to the exclusive jurisdiction of such court (and of the appropriate appellate courts) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each of the parties agrees that service of process upon such party at the address referred to in Section 17, together with written notice of such service to such party, shall be deemed effective service of process upon such party.

11.         WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

12.         Entire Agreement. With the exception of the Merger Agreement, this Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements (other than the Merger Agreement), understandings and negotiations, both written and oral among the parties with respect to the subject matter hereof.

13.         Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when each party shall have received a counterpart hereof signed by each of the other parties. An executed copy or counterpart hereof delivered by facsimile shall be deemed an original instrument.

14.         Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

15.         Further Assurances. Each of the parties hereto shall execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purpose of this Agreement.

5

16.         Specific Performance. Each of the parties hereto agrees that irreparable damage may occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal or state court located in the State of Delaware, in addition to any other remedy to which they are entitled at law or in equity.

17.         Notices. All notices, requests and other communications to any party or to the Company shall be in writing (including telecopy, e-mail or similar writing) and shall be given,

If to the Company:

BioScrip, Inc.
1600 Broadway, Suite 700
Denver, CO 80202
Attention: General Counsel

With a copy to (which shall not constitute notice):

Gibson, Dunn & Crutcher, LLP

200 Park Avenue

New York, NY 10166

Attention: Sean P. Griffiths

If to any member of Investor or any Nominee:

c/o HC Group Holdings I, LLC

c/o Madison Dearborn Partners, L.L.C.

70 W. Madison St.

Suite 4600

Chicago, Illinois 60602

Attention: General Counsel

With a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

300 N. LaSalle

Chicago, IL 60654

Attention: Sanford E. Perl, P.C.

    Mark A. Fennell, P.C.

or to such other address or telecopier number as such party or the Company may hereafter specify for the purpose by notice to the other parties and the Company. Each such notice, request or other communication shall be effective when delivered at the address specified in this Section 17 during regular business hours.

6

18.         Enforcement. Each of the parties hereto covenant and agree that the disinterested members of the Board have the right to enforce, waive or take any other action with respect to this Agreement on behalf of the Company.

*         *         *         *         *

7

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

BIOSCRIP, INC.

By:	/s/ Daniel Greenleaf
Name: Daniel E. Greenleaf
Title: President

HC GROUP HOLDINGS I, LLC

By:	/s/ Clifford Berman
Name: Clifford Berman
Title: Corporate Secretary

[BioScrip - Director Nomination Agreement]